[LEGEND]                                                  EXHIBIT 10.1

                          as of February 10, 1997



Michael King
12829 Marlboro
Los Angeles, California 90049

Roger King
1301 Spanish River Road
Boca Raton, Florida 33432

Diana King
Lee's Hill Road
New Vernon, New Jersey 07920

Richard King
1073 Ocean Boulevard (A1A), Penthouse
Hillsboro Beach, Florida 33062


                          Shareholders' Agreement
                          _______________________
Greetings:

          This letter agreement sets forth the agreement among us as to the manner in which we will make public sales of any shares of Common Stock, $.01 par value, of King World Productions, Inc. (the "Company") that we own. This letter agreement is intended to supersede, in all respects, the Stockholders' Agreement, dated as of May 1, 1991 (the "Prior Agreement") among the Shareholders and the Company. The Prior Agreement is being terminated by the Shareholders and the Company on the date hereof pursuant to a separate written instrument. As used herein, the term "Shareholder" shall mean each of the undersigned, and, with reference to any one such Shareholder shall include any person (except for other Shareholders) with whom such Shareholder's sales must be aggregated under Rule 144.

          In making public sales (that is, sales on a securities exchange or in the over the counter market) of Common Stock, the undersigned agree as follows:



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          1.   Subject to Section 2 hereof, each Shareholder will have the right to sell 25% of the maximum number of shares of Common Stock that is permitted to be sold by all Shareholders, acting in concert, pursuant to Rule 144, reduced by the number of shares of Common Stock that were previously sold by such Shareholder within the three month period then ended (or shares that represented a part of such Shareholder's allocation which were transferred to another Shareholder's allocation by such Share-holder and sold within the three month period then ended, or which still may be sold by the transferee pursuant to the terms of the transfer). To the extent that a reduction in the amount permitted to be sold by the Shareholders pursuant to paragraph (e) of Rule 144 results in a negative allocation to a Shareholder at any time, the allocations to Shareholders with positive allocations shall be reduced in proportion to their respec-tive allocations so that the aggregate sales permitted to be made by all Shareholders will not at any time exceed the volume limitation of paragraph
(e) of Rule 144 at the time in effect. Reference dates for making any determination required to be made pursuant to this paragraph with respect to a particular Shareholder shall be the date on which such Shareholder files a notice pursuant to paragraph (h) of Rule 144 with respect to such sale. No Shareholder shall make any sale in violation of the volume limitation or other applicable provisions of Rule 144, assuming for this purpose that all Shareholders are "acting in concert" with respect to the sales.

          2. Any Shareholder may transfer all or any part of his or her sale allocation determined pursuant to Section 1 to another Shareholder, provided that written evidence of such transfer signed by the transferor is obtained and retained by the transferee. For purposes of determining whether a transferee of one or more other Shareholders' share allocations has sold shares that were the subject of such transfers, the shares subject to such transfers will be deemed the last shares sold and will be attribut-ed to the transferors in proportion to the numbers of allocated shares that they transferred to the transferee Shareholder.

          3. The Shareholders agree to coordinate their sale activities through one broker (the "coordinating broker") and to cooperate in the filing of any Forms 144 that may be required. The coordinating broker shall be PaineWebber, but the coordinating broker may be changed at any time by written agreement among all of the Shareholders designating a different coordinating broker.

          4. Each Shareholder agrees to provide all other Shareholders with reasonable notice of his or her intention to sell any shares of Common Stock, or to transfer his or her right to sell any shares pursuant to
Section 2, and, if known, the approximate date on which such sale or transfer shall take place, so that each other Shareholder (or a transferee of a Shareholder's rights to sell shares hereunder) has a reasonable opportunity to sell his or her shares at the same time as the Shareholder providing the notice. Each Shareholder likewise agrees to notify all other Shareholders in writing of any and all sales he or she has made promptly after receipt of confirmation thereof.

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          5.   The provisions of this Agreement may be modified, amended, revoked or waived only by a written instrument signed by each of the Share-holders.

          6. Each Shareholder shall cause any person or entity (except for other Shareholders) whose sales must be aggregated with the sales of such Shareholder under Rule 144 to agree to refrain from making any sales that would cause the limitations on such Shareholders' sales hereunder to be exceeded. A copy of such agreement shall be promptly distributed to all other Shareholders. In addition, each Shareholder that transfers any shares of Common Stock (other than by way of a public sale) to any such person or entity agrees to treat sales by the transferee as his or her own sales for purposes of this Agreement.

          7. All notices and designations hereunder shall be in writing delivered personally, by overnight courier service or transmitted by telecopier, or given orally or by telephone and with written confirmation by one of the foregoing means, addressed to each of the Shareholders at their addresses as set forth above or to such other address as to which a Shareholder provides notice of to the other Shareholders. A copy of any notice given to Diana King hereunder shall, unless otherwise specified by Diana King, be provided in the same time period and by the same means as described above to Gold, Farrell & Marks (Attn: Alan R. Friedman), 41 Madison Avenue, New York, New York 10010. A copy of any notice given to Michael King, Roger King and/or Richard King hereunder shall, unless otherwise specified by Michael King, Roger King and/or Richard King, as applicable, be provided in the same time period and by the same means as described above to Robert Madden, 12400 Wilshire Boulevard, Suite 1220, Los Angeles, California 90025.

          8. A Shareholder shall be released from his or her obligations under this Agreement and shall no longer be subject to its provisions if
(1) such Shareholder (a) is not, and has not been for a ninety day period, an "affiliate" of the Company (within the meaning of paragraph (a)(1) of Rule 144), and (b) is not acting in concert with any other Shareholder with respect to his or her sales of Common Stock under Rule 144; or (2) such Shareholder's aggregate ownership of Common Stock is less than 500,000 shares. The provisions of this agreement shall not apply to any shares of Common Stock sold by a Shareholder pursuant to an effective registration statement.

          9. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          10. This Agreement shall be construed, interpreted and applied in a manner that furthers the Shareholders' mutual intention to afford each Shareholder an equal opportunity to sell his or her shares in the public securities markets, and to comply with the requirements of Rule 144 and other applicable laws.

          11. This letter agreement may be executed in any number of counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same agreement.


                              /s/ Roger King
                              __________________________________
                                         Roger King


                              /s/ Michael King
                              __________________________________
                                         Michael King


                              /s/ Richard King
                              __________________________________
                                         Richard King


                              /s/ Diana King
                              __________________________________
                                         Diana King

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